CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we consent to the use, in this Form S-3 Registration Statement dated November 21, 1996 of Glasgal Communications, Inc., of our reported dated January 14, 1994 on the November 30, 1993 financial statements of Signatel Ltd. It should be noted that we have not audited any financial statements of the company subsequent to November 30, 1993 nor performed any audit procedures subsequent to the date of our report.



                                                 /S/DELOITTE & TOUCHE
                                                 --------------------
Toronto, Canada                                  /S/DELOITTE & TOUCHE
November 19, 1996                                Chartered Accountants